Exhibit 10.1
AMENDMENT TO
REDUCING REVOLVING LOAN AGREEMENT
THIS AGREEMENT is made as of the 25th day of June, 2009, by and between FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”), and NEVADA STATE BANK (the “Lender”).
W I T N E S S E T H:
WHEREAS, the parties executed a Reducing Revolving Loan Agreement dated January 31, 2007 (as heretofore amended, the “Loan Agreement”), wherein Lender agreed to lend to Borrower certain funds on a reducing revolving basis, not to exceed the principal amount of $16,000,000.00, for the purpose of assisting the Borrower in purchasing all of the issued and outstanding shares in Stockman’s Casino, a Nevada corporation, and to provide the Borrower with working capital;
WHEREAS, the maximum committed amount under the Loan has heretofore been reduced to $8,110,000.00;
WHEREAS, at Borrower’s request, Lender has agreed to increase the maximum committed amount under the Loan and otherwise amend the terms of the Loan; and
WHEREAS, the parties desire to amend the Loan Agreement as hereinafter set forth.
NOW, THEREFORE, for valuable consideration, the parties hereby agree as follows:
1. Any capitalized words or terms used but not otherwise defined herein shall have the meanings given to such words or terms in the Loan Agreement.
2. The maximum committed amount under the Loan is hereby increased from $8,110,000.00 to $8,860,000.00.
3. Section A.3 of the Loan Agreement is hereby amended to provide as follows:
A.3 Reductions in Commitment. The maximum committed amount under the Loan shall be reduced by the following amounts: (a) $533,000.00 semi-annually on the first day of January and July of each year commencing on the first day of July, 2007, until the first day of July, 2008; (b) $312,000.00 semi-annually on the first day of January and July of each year commencing on the first day of July, 2008, until the first day of January, 2010; and (c) $329,000.00 on the first day of January and July of each year commencing on the first day of January, 2010.
Holland & Hart LLP
Reno, Nevada

4. Section B.4(c) of the Loan Agreement is hereby amended to provide as follows:
(c) maintain a Minimum Tangible Net Worth (defined as net worth minus all intangible assets, including without limitation, shareholder loans, affiliate loans and investments, goodwill, and financing costs) as determined at the close of acquisition of the Shares, to be increased annually by an amount equal to twenty percent (20%) of Stockman’s Casino’s net income (minus distributions for applicable income tax liability and interest expenses) each fiscal year end commencing with the fiscal year ending on December 31, 2007, to be measured annually by Lender;
5. To induce Lender to enter into this Agreement, Borrower hereby represents, covenants and warrants as follows;
(a) As of the date of this Agreement, each and every representation, covenant and warranty of Borrower contained in the Loan Agreement is, to the best of Borrower’s knowledge, true and correct in all material respects;
(b) As of the date of this Agreement, to the best of Borrower’s knowledge, there exists no Event of Default, or event which, with notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement; and
(c) As of the date of this Agreement, Borrower is aware of no facts or circumstances which would constitute a defense to the performance of Borrower’s or the Guarantor’s obligations under the Loan Documents.
6. This Agreement is conditioned upon the following:
(a) The execution of this Agreement and such other documents and instruments as Lender may reasonably require to amend or modify the terms of the Loan and to insure the continued perfection of Lender’s lien upon the Property and any other security for the Loan;
(b) The receipt by Lender of evidence acceptable to Lender that the Subordinated Debt has been paid in full;
(c) The receipt by Lender of an endorsement to Lender’s policy of title insurance, in all respects acceptable to Lender, insuring that the Deed of Trust, as modified to evidence this Agreement and that certain Amendment to Reducing Revolving Promissory Note, of even date herewith, continues to be a first lien upon the Property subject only to exceptions to title as Lender may approve; and
(d) Borrower shall promptly pay upon demand by Lender any and all costs and fees incurred by Lender in connection with the subject matter of this Agreement, including, without limitation, reasonable attorneys’ fees and costs, title insurance premiums, and a loan fee in the amount of $1,000.00.
Holland & Hart llp
Reno, Nevada

7. Except as hereby amended, the Loan Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

FULL HOUSE RESORTS, INC., a
Delaware corporation

By:	/s/ Mark J. Miller

	Its:	CFO and COO

“Borrower”

NEVADA STATE BANK

By:	/s/ Richard Thomas

RICHARD THOMAS
	Its:	Vice President

“Lender”
Holland & Hart LLP
Reno, Nevada

CONSENT
The undersigned Guarantor hereby consents to the foregoing Amendment To Reducing Revolving Loan Agreement and acknowledges and agrees that its obligations under that certain Guarantee dated January 31, 2007, executed in connection with the Loan remain in full force and effect and include the increase in the maximum committed amount thereunder.

STOCKMAN’S CASINO, a Nevada corporation

By:	/s/ Mark J. Miller

	Its:	CFO and COO
Holland & Hart LLP
Reno, Nevada

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